As filed with the Securities and Exchange Commission on June 8, 2010

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1445956
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

112 Market Street, Harrisburg, PA	17101
(Address of principal executive offices)	(Zip code)

Tower Bancorp, Inc. 2010 Stock Incentive Plan

(Full title of plan)

Andrew S. Samuel, President & CEO

Tower Bancorp, Inc.

112 Market Street

Harrisburg, PA 17101

(Name and address of agent for service)

(717) 231-2700

(Telephone number, including area code, of agent for service)

Copies to:

Carl D. Lundblad, Esquire	Charles J. Ferry, Esquire
General Counsel, Tower Bancorp, Inc.	Rhoads & Sinon LLP
112 Market Street	One South Market Square, 12th Floor
Harrisburg, Pennsylvania 17101	Harrisburg, Pennsylvania 17108-1146
(717) 231-2700	(717) 233-5731

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

Title of Securities Registration to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	400,000 shares	$22.41	$8,964,000	$639.13

(1)	Represents the number of shares of common stock that may be issued under the Plan, together with an indeterminate number of shares of the Registrant’s common stock that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the Registrant’s common stock. In accordance with Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), as amended, such indeterminable number of additional shares as may be issuable as a result of such adjustments are also registered hereby.
(2)	Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(c), on the basis of the average of the high and low prices of the common stock of Tower Bancorp, Inc., as reported on the Global Market tier of The NASDAQ Stock Market on June 7, 2010, of $22.41 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), this Registration Statement omits the information required by Item 1 of Part I of Form S-8.

Item 2.	Registration Information and Employee Plan Annual Information.

As permitted by the rules of the SEC, this Registration Statement omits the information required by Item 2 of Part 1 of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated into this Registration Statement by reference:

(a)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.

(b)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

(b)	Registrant’s Current Reports on Form 8-K filed on January 27, 2010, February 8, 2010, March 9, 2010, April 28, 2010 (except for information furnished under Item 2.02), May 3, 2010, May 24, 2010 and May 25, 2010.

(c)	The description of Registrant’s common stock set forth in its registration statement on Form 8-A filed with the SEC on April 2, 2009 pursuant to the Exchange Act, as amended, including any amendment or reports filed under the Exchange Act for the purpose of updating such description.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, provides that a business corporation has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding and provides for mandatory indemnification under certain circumstances when the indemnified person has been successful in defense of a claim.

Article 23 of Registrant’s bylaws provides as follows:

Section 23.1 The Corporation shall indemnify any director, officer and/or employee, or any former director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer and /or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 23.2 The Corporation shall indemnify any director, officer and/or employee, who was or is a party to, or is threatened by to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

Section 23.3 Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer and/or employee is entitled to indemnification as provided in Sections 23.1 and 23.2 of this Article unless either a majority of the directors who are not involved in such proceedings (“disinterested directors”) or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 23.1 and 23.2 of this Article.

Section 23.4 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 23.3 of this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

Section 23.5 The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director, officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs and personal representatives of such a person.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

5.1*	Opinion of Rhoads & Sinon LLP.

10.1	Tower Bancorp, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed May 25, 2010).

23.1	Consent of Rhoads & Sinon LLP (included as part of Exhibit 5.1).

23.2*	Consent of KPMG LLP

23.3*	Consent of ParenteBeard LLC

24.1	Powers of Attorney (included as part of signature page).

*	Filed herewith

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with the commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on June 8, 2010.

TOWER BANCORP, INC.
(Registrant)

By:	/S/ ANDREW S. SAMUEL
Andrew S. Samuel
President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Tower Bancorp, Inc., a Pennsylvania corporation (the “Company”), constitutes and appoints Andrew S. Samuel, Mark Merrill and Carl D. Lundblad, with full power of each of them to act alone, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposed as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 25, 2010.

Signature	Capacity

/S/ ANDREW S. SAMUEL	Chairman, President & Chief Executive Officer
Andrew S. Samuel

/S/ MARK S. MERRILL	Chief Financial Officer
Mark S. Merrill

/S/ STEPHEN E. BECK	Director
Stephen E. Beck

/S/ PATRICIA A. CARBAUGH	Director
Patricia A. Carbaugh

/S/ JOHN S. DISANTO	Director
John S. DiSanto

/S/ MARCUS FAUST	Director
Marcus Faust

/S/ FREDERIC M. FREDERICK	Director
Frederic M. Frederick

Signature	Capacity

/S/ MARK E. GAYMAN	Director
Mark E. Gayman

/S/ HARRY D. JOHNSTON	Director
Harry D. Johnston

/S/ JEFFREY F. LEHMAN	Director
Jeffrey F. Lehman

/S/ KENNETH R. LEHMAN	Director
Kenneth R. Lehman

/S/ CHARLES C. PEARSON, JR.	Director
Charles C. Pearson, Jr.

/S/ MICHAEL A. PECK	Director
Michael A. Peck

/S/ ROBERT E. POOLE, JR.	Director
Robert E. Poole, Jr.

/S/ TERRY L. RANDALL	Director
Terry L. Randall

/S/ HASU P. SHAH	Director
Hasu P. Shah

/S/ JEFFREY B. SHANK	Director
Jeffrey B. Shank

/S/ KLARE S. SUNDERLAND	Director
Klare S. Sunderland

INDEX TO EXHIBITS

Exhibit No.	Exhibit

5.1*	Opinion of Rhoads & Sinon LLP.

10.1	Tower Bancorp, Inc. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed May 25, 2010).

23.1	Consent of Rhoads & Sinon LLP (included as part of Exhibit 5.1).

23.2*	Consent of KPMG LLP

23.3*	Consent of ParenteBeard LLC

24.1	Powers of Attorney (included as part of signature page).

*	Filed herewith